UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 29, 2025

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2025, Arthur F. Starrs, Chief Executive Officer of Topgolf notified Topgolf Callaway Brands Corp. (the “Company”) of his intention to resign from the Company. Mr. Starrs is resigning to accept the CEO position with an undisclosed business and not as a result of any disagreement with the Company.

Item 7.01	Regulation FD Disclosure.*

On July 31, 2025, the Company issued a press release captioned “Topgolf Callaway Brands Announces Resignation of Artie Starrs, CEO of Topgolf.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.*

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release, dated July 31, 2025, captioned, “Topgolf Callaway Brands Announces Resignation of Artie Starrs, CEO of Topgolf.”

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*

The information furnished in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: July 31, 2025	By:	/s/ Heather D. McAllister
	Name:	Heather D. McAllister
	Title:	Senior Vice President, General Counsel and Corporate Secretary